UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2012	(October 19, 2012)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Metro Bank (the “Bank”), wholly-owned subsidiary of Metro Bancorp, Inc., was informed on October 19, 2012, that the Federal Deposit Insurance Corporation (the “FDIC”) has terminated the Consent Order (“Order”) issued by the FDIC against the Bank on April 29, 2010. The Order Terminating the Consent Order was dated October 16, 2012.
The Order required the Bank to take all necessary steps, consistent with the Order and sound banking practices, to correct and prevent certain unsafe or unsound banking practices and violations of law or regulation alleged by the FDIC to have been committed by the Bank in connection with the Bank's anti-money laundering and Bank Secrecy Act program. The Bank was required to address each alleged deficiency identified by the FDIC and to ensure that the Bank is operated with adequate management supervision and Board oversight in order to prevent any future unsafe or unsound banking practice and violation of law and/or regulation.
The Order had been issued pursuant to Section 8(b) of the Federal Deposit Insurance Act and accordingly, remained in effect until terminated by the FDIC. A substantially similar consent order that had been issued by the Pennsylvania Department of Banking on April 29, 2010 was terminated by the Department effective April 12, 2012.
The Company's press release announcing termination of the Order is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
Exhibit No.
99.1         Press Release, dated October 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2012
Metro Bancorp, Inc.
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(Registrant)

/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.           Description

99.1	Press Release, dated October 23, 2012